EXHIBIT 11

                       DAIN RAUSCHER CORPORATION
                  COMPUTATION OF  EARNINGS PER SHARE
          (Unaudited, in thousands, except per-share amounts)

                                           Three Months Ended Nine Months Ended
                                              September 30,     September 30,
                                           ------------------ -----------------
                                                1998    1997    1998    1997
                                           ------------------ -----------------
BASIC EARNINGS PER SHARE:
   Net income                                  $3,507  $7,056 $13,315 $33,948
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   Weighted average common shares
     outstanding                               12,433  12,294  12,379  12,260
                                              ======= ======= ======= =======

Basic earnings per share                        $0.28   $0.57   $1.08   $2.77
                                              ======= ======= ======= =======

EARNINGS PER SHARE ASSUMING DILUTION:
   Net income                                  $3,507  $7,056 $13,315 $33,948
                                              ======= ======= ======= =======
Weighted average number of common and dilutive
    potential common shares outstanding:

   Weighted average common shares outstanding  12,433  12,294  12,379  12,260
   Dilutive effect of stock options
     (net of tax benefits)                        434     567     514     555
   Shares credited to deferred compensation
      plan participants                           308     213     285     196
                                              ------- ------- ------- -------
Weighted average number of common and dilutive
      potential common shares outstanding      13,175  13,074  13,178  13,011
                                              ======= ======= ======= =======
Diluted earnings per share                      $0.27   $0.54   $1.01   $2.61
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